                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               Confidential, for Use of the Commission Only
                                                 (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE WMA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              THE WMA CORPORATION
                           11315 JOHNS CREEK PARKWAY
                             DULUTH, GEORGIA 30097

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 ------------------------------------------------------------------------------

To the Stockholders of THE WMA CORPORATION:

     The annual Meeting of Stockholders of The WMA Corporation (hereinafter referred to as the "Company") will be held at the executive offices of the corporation at 11315 Johns Creek Parkway, Duluth Georgia 30097, on Monday, August 16, 1999 at 8:00 a.m., Eastern Daylight Savings Time, for the following purposes:

          1. To elect five (5) Directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

          2. To ratify and approve the Company's stock option plan (the "1999 Plan") and the grant of Options to certain officers and employees of the Company.

          3. To ratify and approve the Company's authorization to issue Warrants to purchase the Company's Common Stock and the issuance of Warrants to certain key independent sales agents and employees of affiliated companies.

          4. To consider and act upon the selection of KPMG, LLP as independent auditors of the Company for fiscal year 1999.

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment.

     The Company's Board of Directors has fixed July 9, 1999 as the record date for the Annual Meeting. Holders of record of the Company's common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment. A list of such stockholders will be open for examination by any stockholder at the Annual Meeting.

     Copies of the Company's Annual report for the year ended December 31, 1998 and periodic report on Form 10-QSB for the quarter ended March 31, 1999, accompany this Notice of Meeting and Proxy Statement.

                                          By Order of the Board of Directors
                                    /s/ S. Hubert Humphrey, Jr.
                                          S. Hubert Humphrey, Jr., President

August 3, 1999

     YOUR VOTE IS IMPORTANT. PLEASE VOTE BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you plan to attend the meeting, please check the box on the proxy card. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                  PRELIMINARY

                              THE WMA CORPORATION

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MONDAY, AUGUST 16, 1999

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The WMA Corporation (the "Company" or "Registrant") for use at the Annual Meeting of Stockholders, to be held on Monday, August 16, 1999 at 8:00 a.m. Eastern Daylight Savings Time at the executive offices of the Company at 11315 Johns Creek Parkway, Duluth, Georgia 30097, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on July 9, 1999 will be entitled to receive notice of and vote at the meeting. Each share of stock is entitled to one vote. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by letter or facsimile directed to the Company. Any revocation must show the stockholder's name and account number and must be received prior to the meeting to be effective. In addition, a stockholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting thereby canceling any proxy previously given. The outstanding voting securities of the Company on July 9, 1999 consisted of 2,495,010 shares of common stock of the Company ("Common Stock"), each share being entitled to one vote. The Company expects to mail this proxy statement to stockholders on or about August 3, 1999.

     All proposals require the approval of the stockholders by a majority of the quorum (as defined below) present in person or by proxy. Stockholders of Common Stock cannot vote cumulatively for the election of Directors or otherwise. Only stockholders of record at the close of business on July 9, 1999 will be entitled to notice of and to vote at the Annual Meeting. A majority of the shares entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at said meeting and the affirmative vote of a majority of said shares present or represented by proxy at the Annual Meeting shall be sufficient to pass upon any matters coming before the stockholders at said meeting. To the Company's knowledge, three stockholders beneficially owned 5% or more of the Company's outstanding Common Stock on July 9, 1999.

     All of the Directors, Director Nominees and officers of the Company, who collectively, beneficially own 36.7% of the outstanding Common Stock of the Company have indicated that they intend to vote their shares FOR the five persons listed below as nominees for directors of the Company and FOR all of the Proposals contained in this Proxy Statement.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     A Board of Directors consisting of five members will be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election of the five persons listed below unless stockholders specifically indicate in their proxies their desire to withhold authority to vote for election of any nominee. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the proxy holders reserve the right to substitute another person or persons of their choice as nominee or nominees. Each person listed below has consented to being named in this Proxy Statement and has indicated a willingness to serve as a Director if elected. The Board recommends the following nominees, each of whom is presently a director of the Company, each of whose term expires on the date of the Annual Meeting.

                          NAME                            AGE           CURRENT POSITION
                          ----                            ---           ----------------
S. Hubert Humphrey, Jr..................................  56    President of the Company and
                                                                  Director since March 9, 1995
Thomas W. Montgomery....................................  50    Executive Vice President,
                                                                  Secretary and Director of the
                                                                  Company since March 9, 1995
Edward F. McKernan......................................  43    Senior Vice President and
                                                                  Actuary of the Company since
                                                                  April 1, 1996, Chief Financial
                                                                  Officer of the Company since
                                                                  December 9, 1997 and Director
                                                                  since August 11, 1997
C. Simon Scupham........................................  45    Director since April 1, 1996
Joseph F. Barone........................................  62    Director since June 1, 1998

                            BIOGRAPHICAL INFORMATION
                      REGARDING NOMINEES FOR DIRECTORS OF
                              THE WMA CORPORATION

     S. HUBERT HUMPHREY, JR. -- Mr. Humphrey serves as President, and Director of the Company and of the Company's life reinsurance subsidiary, WMA Life Insurance Company Limited ("WMA Life"). Mr. Humphrey is also Chairman and Chief Executive Officer of World Marketing Alliance, Inc., a corporation engaged in business as an insurance agency which has, for licensing purposes, interests in certain related entities and is associated with persons involved in the marketing and sale of insurance, annuities and other financial service products ("WMA Agency"). Mr. Humphrey also holds various positions with the following companies affiliated with WMA Agency: a Director and President of WMA Management Services, Inc. ("WMA Management"), a corporation engaged in providing executive management services; a Director of WMA Investment Advisors, Inc., a registered investment adviser engaged in providing investment advice to customers; a Director and President of WMA Advisory Services, Inc., a registered investment adviser engaged in providing asset allocation modeling investment advisory services; and the owner of WMA Securities, Inc., a securities brokerage firm and WMA Consumer Services, Inc., a consumer financial services firm.

     Mr. Humphrey has been involved in the financial services field for 20 years. Until November 1, 1991 he was associated as an independent sales contractor with the A. L. Williams & Associates, a nationwide financial services company. The A. L. Williams & Associates was acquired by Primerica Financial Services, Inc. ("PFS") in 1989, which is now owned by Citigroup, Inc. Mr. Humphrey left PFS in November of 1991 to form WMA Agency which began operations on December 1, 1991. Mr. Humphrey was also a Director, President, and owner of Williams, Humphrey & Associate, Inc., an insurance agency, from 1978 until November 25, 1991.

     THOMAS W. MONTGOMERY -- Mr. Montgomery holds the position of Director and Executive Vice President of the Company and Vice President and Director of WMA Life. Mr. Montgomery is also an Executive Vice President of WMA Agency; a Director, Vice President and Secretary of WMA Management; a Director of WMA Investment Advisors, Inc.; a Director and Vice President of WMA Advisory Services, Inc.; and a Director and President of WMA Consumer Services, Inc.

     Mr. Montgomery is a certified public accountant, and is a former audit and tax partner in the accounting firms of Richter & Company, P.C. and Davis, Crittenden, Richter & Fletcher, where he worked from 1973 to 1994 after graduation from Norman College and Florida State University. As a certified public accountant,

Mr. Montgomery has represented Mr. Humphrey and his various business interests including WMA Agency between 1981 and 1994.

     EDWARD F. McKERNAN -- Mr. McKernan serves as a Director, Senior Vice President, Chief Financial Officer and Actuary of the Company and Vice President of WMA Life. Mr. McKernan is also a Senior Vice President and Actuary of WMA Agency. Immediately prior to joining the Company, Mr. McKernan was a Senior Manager in the Life Actuarial Consulting Practice of KPMG, LLP. From August, 1990 through September, 1993, Mr. McKernan was the Marketing Actuary of U.S. Operations for Seaboard Life Insurance Company. Prior to his tenure with this firm, Mr. McKernan was employed by Tillinghast, a Towers Perrin company, which is an international actuarial consulting firm. He is a Fellow of the Society of Actuaries (1988) and a Member of the American Academy of Actuaries (1985).

     C. SIMON SCUPHAM -- Mr. Scupham serves as a Director of the Company and of WMA Life. Since 1988, Mr. Scupham has been the President of CFM Insurance Managers, Ltd., a Bermuda corporation providing professional management services to international companies operating in Bermuda. He is a qualified Chartered Accountant (CA) and Associate Fellow of the Institute of Mathematics and its Applications. Mr. Scupham is also President of Mutual Risk Management (Bermuda) Ltd. and Shoreline Mutual Management (Bermuda) Limited, and a director of Challenger International Ltd. Prior to CFM, Mr. Scupham served as the director of Bermuda operations of the Kemper Group.

     JOSEPH F. BARONE -- Mr. Barone became a Director of the Company on June 1, 1998. Since July, 1997, he has been Managing Director of Research for Firemark Investments of Morristown, New Jersey, a private investment firm. From January, 1992 through June, 1997, he was associated with Swiss Re Insurance as a Senior Vice President. From 1981 through 1991, he was a Managing Director of Investment Banking for the insurance industry at Bear Stearns & Company, Inc. Mr. Barone is a member of the New York Society of Security Analysts and the Association of Insurance and Financial Analysts. He is a Chartered Financial Analyst.

                      BOARD MEETINGS & COMMITTEE MEETINGS

     The Board of Directors had one formal meeting in 1997 and two in 1998. All members were present in person or by telephone at these meetings, except Mr. Scupham did not attend the 1997 meeting. The Directors regularly confer with each other on an informal basis and, as authorized by Delaware law, have otherwise transacted business by unanimous written consent of all Directors in lieu of a meeting. The Board of Directors had not created any committees until June, 1998 when it established the Audit and Compensation Committee. The Audit and Compensation Committee is composed of Messrs. Scupham and Barone and, to date, has had one telephonic meeting and has taken action by unanimous written consent. The Committee's function is to: (i) recommend to the Board of Directors the engagement or discharge of independent auditors, (ii) review the auditors' plan for and results of all audit engagements, (iii) review the scope, results and adequacy of all internal audit procedures, (iv) review related party transactions and possible conflicts of interest, (v) consider and recommend to the Board various forms of employee compensation, and (vi) administer any employee plan of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVEMENTIONED DIRECTOR NOMINEES. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY WHO COLLECTIVELY BENEFICIALLY OWN 36.7% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY INTEND TO VOTE THEIR SHARES FOR ALL OF THE ABOVE MENTIONED NOMINEES.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership as of July 9, 1999 of those persons, known by the Company to beneficially own more than 5% of its Common Stock. There is presently no public market for shares of the Common Stock. The determination of "beneficial ownership" is made pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such Rule provides that shares shall be deemed to be "beneficially owned" where a person or group has, either solely or in conjunction with others, the power to vote or direct the voting of shares and/or the power to dispose, or to direct the disposition of shares; or where a person or group has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

NAME AND ADDRESS OF
BENEFICIAL OWNER                                              NUMBER OF SHARES    PERCENT OF CLASS
-------------------                                           ----------------    ----------------
S. Hubert Humphrey, Jr. ....................................      900,311(1)            36.1%
  11315 Johns Creek Parkway
  Duluth, GA 30097

Richard L. Thawley..........................................      200,000(2)             8.0%
  1110 W. Kettleman Lane
  Suite 24
  Lodi, CA 95240

Monte Holm..................................................      161,226(3)             6.5%
  2004 Calle de Espana
  Las Vegas, NV 89102

---------------

(1) Includes 400,311 shares of Common Stock for which WMA Agency (of which Mr. Humphrey is the principal stockholder) holds proxies obtained in connection with loans made to certain agents of WMA Agency. Does not reflect options for Mr. Humphrey to purchase up to an additional 300,000 shares of Common Stock.
(2) Mr. Thawley owns 88,200 shares individually of record. An IRA rollover trust for the benefit of Mr. Thawley and his wife owns 91,800 shares. 20,000 shares are owned by Mr. Thawley's children.
(3) Mr. Holm owns 11,226 shares individually of record, and 40,000 shares jointly of record with his wife. 110,000 shares are held of record by seven trusts created by Mr. Holm and his wife.

     Both Mr. Thawley and Mr. Holm are independent sales associates of WMA
Agency.

     The following table sets forth as of July 9, 1999 the amount of Common Stock beneficially owned by all Directors and Director nominees of the Company and by all Directors, Director nominees and Officers of the Company as a group.

NAME AND ADDRESS OF                                           NUMBER OF
BENEFICIAL OWNER                                              SHARES(1)    PERCENT OF CLASS
-------------------                                           ---------    ----------------
S. Hubert Humphrey, Jr......................................   900,311(2)        36.1%
Thomas W. Montgomery........................................     9,908            0.4
Edward F. McKernan..........................................     5,000            0.2
C. Simon Scupham............................................      None            -0-
Joseph F. Barone............................................      None            -0-
All directors and executive officers as a Group (5
  persons)..................................................   915,219           36.7%

---------------

(1) All shares are owned individually of record unless otherwise indicated below.
(2) Includes 400,311 shares of Common Stock, for which WMA Agency (of which Mr. Humphrey is the principal stockholder) holds voting proxies Mr. Humphrey has pledged all of the above shares of Common Stock as security for several loans.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial stock ownership reports and subsequent reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and any exchange on which the Company's Common Stock is listed. Based solely on its review of the copies of such forms received by it, the Company believes that, for the fiscal year ended December 31, 1998, the
Section 16(a) filing requirements were met.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table contains information about compensation paid by the Company to its President and Chief Executive Officer and the two other most highly compensated executive officers for the three years ended December 31, 1998.

                                                          ANNUAL COMPENSATION
                                                         ---------------------
                                                                SALARY   BONUS    OTHER ANNUAL
NAME & PRINCIPAL POSITION                                YEAR     $        $     COMPENSATION(1)
-------------------------                                ----   ------   -----   ---------------
S. Hubert Humphrey, Jr................................   1998        0     0        $240,708
  President                                              1997        0     0         177,135
                                                         1996        0     0         188,950
Thomas W. Montgomery..................................   1998        0     0               0
  Executive Vice President and Secretary                 1997        0     0               0
                                                         1996        0     0               0
Edward F. McKernan....................................   1998   78,806     0               0
  Senior Vice President and Actuary,                     1997        0     0               0
  Chief Financial Officer                                1996        0     0               0

---------------

(1) Amounts shown represent payments made by the Company to entities controlled by Mr. Humphrey pursuant to written agreements between these entities and the Company. Such payments, while not paid directly to Mr. Humphrey may be deemed to be indirect compensation to Mr. Humphrey.

     During the years indicated in the above table, no direct compensation was awarded to, earned by or paid to any of the directors and executive officers of the Company, except for Mr. McKernan, nor were there any employee agreements. Prior to 1998, the Company relied upon WMA Agency, WMA Management and third party providers for all managerial and administrative services. The Company currently employs two executives, including Mr. McKernan, and three professional and administrative staff persons. Messrs. Humphrey and Montgomery are officers of the Company, but devote a limited amount of time to the Company and receive no salary compensation from the Company.

  Stock Options.

     On June 15, 1999, the Company's Board of Directors, subject to ratification by the stockholders of the Company at its 1999 Annual Meeting, authorized a stock option plan ("1999 Plan") for the directors, officers and employees of the Company that contemplates the issuance of up to 450,000 shares of the Company's authorized, but unissued, Common Stock, upon the exercise of options ("Options") granted under the 1999 Plan. See Proposal 2 of this Proxy Statement for a description of the 1999 Plan and information regarding Options granted to officers and directors of the Company including Options granted to Mr. Humphrey. Options granted in 1999 will have an exercise price equal to the per share price of the Company's Common Stock offering in 1999, or if there is no such offering in 1999, the fair market value per share determined by the Board of Directors. The Company will receive no monetary consideration for granting these Options. The shares owned by the option holders upon exercise of their Options will not be registered and shall be considered restricted shares which may only be sold pursuant to an effective registration statement, an exemption from registration, or Rule 144.

     In June 1999, the Company's Board of Directors directed the Audit and Compensation Committee to, administer the 1999 Plan outlined in Proposal 2.

     The Board of Directors limited the number of shares which can be purchased upon exercise of the Options granted in 1999 to a formula amount determined by multiplying the number of shares by a fraction, not greater than one, the numerator of which is the gross dollar amount of proceeds actually received by the Company from the sale of Common Stock or preferred stock, or subject to a binding commitment to purchase, on or before December 31, 1999, and the denominator of which is $75,000,000. The Board felt this limitation would encourage the officers of the Company to direct their attention to the Company's capital needs.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONFLICTS OF INTEREST

     Mr. Humphrey, the Company's President, is the beneficial owner of approximately 36.1% of the Company's outstanding Common Stock. Mr. Humphrey, together with his wife, Norma P. Humphrey, owns substantially all the outstanding shares of World Marketing Alliance, Inc., and certain entities and persons constituting WMA Agency which recruit, train and supervise the sales force responsible for selling life insurance and annuity contracts reinsured by the Company. Certain directors and executive officers of the Company are also directors and/or executive officers of WMA Agency and certain of its affiliates as indicated under "Biographical Information Regarding Nominees for Directors of The WMA Corporation" under Proposal 1 above.

     Mr. Humphrey has recently been granted Options to purchase up to 300,000 shares of Common Stock which become exercisable in June, 2000. In the event of his exercise of these Options, Mr. Humphrey would beneficially own approximately 40.1% of the Company's Common Stock. WMA Agency is also controlled by Mr. Humphrey and is, therefore, an affiliate of the Company. In addition, Mr. Humphrey and certain directors and officers of the Company are also employees of WMA Agency. The Company has and may continue to enter into transactions from time to time with WMA Agency, Mr. Humphrey, other officers or directors of the Company or their affiliates. Such transactions necessarily involve conflicts of interest, and the terms of such transactions may not necessarily be equivalent to the terms of transactions entered into between unrelated parties pursuant to arms length negotiations.

     The Company's Board of Directors in 1998 amended the Company's By-laws to require transactions in which a director or executive officer has a direct or indirect material interest to be approved by a majority of the Board of Directors, as well as by two independent and disinterested directors, after full disclosure of all relevant facts, or by the vote of the holders of a majority of the shares of Common Stock outstanding. Since the Board of Directors which adopted the Proposals in the Proxy Statement may be deemed to have only one "independent and disinterested" director, it determined that all the Proposals should be submitted to the stockholders for their approval or rejection. The Board of Directors is currently seeking potential candidates to serve as "independent" directors.

     Another reason why the Company's Board of Directors is seeking stockholder approval of their actions in adopting the 1999 Plan, granting Options under the 1999 Plan, and authorizing and issuing the Warrants discussed under Proposal 3 of this Proxy Statement, is that they were advised by counsel that the laws of the state of Delaware, under which the Company is organized, require a corporation's board of directors to exercise due care and to act in good faith when dealing with situations involving potential conflicts of interests. They were also advised that, with respect to the Options, none of the Directors could be considered "disinterested" since each Director was going to receive a grant of an Option under the 1999 Plan which they adopted. Failure to have the Options granted by a "disinterested" Board of Directors may subject the Board of Directors to stockholder criticism for granting themselves options and possibly make them liable for, among other things, lack of good faith, breach of fiduciary duty and waste of corporate assets. As a consequence, the

Board of Directors elected to give the stockholders the opportunity to either approve or disapprove of their actions. If disapproved, the actions taken by the Board of Directors would be rescinded and the Options granted and warrants issued would be canceled. Under Delaware law, ratification of the Board of Directors' actions regarding the granting of Options has the effect of shifting the burden of proof from the Board of Directors to the stockholders to show that the granting of Options was invalid under state law.

     The Company's officers do not, and are not required to, devote their time exclusively to the business of the Company, nor are they subject to noncompetition agreements. As a consequence, they could legally engage in activities which could be adverse to the best interests of the Company, subject to their fiduciary obligations to the Company under applicable corporate law.

     In view of the substantial relationships among the Company, WMA Agency and Mr. Humphrey, conflicts of interest exist or will arise with respect to existing and future business dealings, including, without limitation: the terms of WMA Agency's selling agreements (including commission arrangements) and the Company's reinsurance relationships with life insurance companies; the relative commitment of time and energy of Mr. Humphrey and the other common executive officers of WMA Agency and the Company; agreements between the Company and WMA Agency; potential acquisitions of properties or businesses; the issuance of additional securities by the Company; the election of the Company's Directors; and the payment of dividends by the Company.

DIRECTED REINSURANCE AGREEMENT

     On June 8, 1998, the Company entered into a Directed Reinsurance Agreement with WMA Agency which provides that WMA Agency will use its best efforts to cause any life insurance company with which WMA Agency has selling agreements ("Life Companies") to enter into reinsurance agreements with the Company covering the life insurance products sold through WMA Agency (the "Directed Reinsurance Agreement"). As partial consideration for WMA Agency's agreement, the Company agreed to authorize the issuance of warrants to purchase up to 600,000 shares of the Company's Common Stock ("Warrants") to key management employees of, and independent sales agents contractually associated with, WMA Agency and its affiliates designated by WMA Agency. Warrants have a six year term expiring on the sixth anniversary of the date of issuance. Warrants to purchase up to 400,000 shares were issued on June 8, 1998. 20% of the shares issuable under the Warrant are exercisable in each of the five years after the first anniversary of the date of issuance. None of the Warrants were issued to officers or directors of the Company. The actual number of shares that could have been purchased upon exercise of Warrants issued in 1998 was subject to reduction based upon the same capitalization formula used for the stock options. Warrants were subject to ratification by the Company's stockholders and the Company's achieving specified annual premium production levels during the exercise period. No new capital was raised by the Company by March 31, 1999; therefore, the outstanding Warrants could not, by their terms, be exercised. Furthermore, the Company did not solicit or seek stockholder approval of the Warrants. Therefore, the Warrants have become invalid and of no further legal force or effect. On June 15, 1999, the Company and WMA Agency amended the Directed Reinsurance Agreement to provide for the issuance of new Warrants to purchase 300,000 shares of the Company's Common Stock to replace all of the Warrants issued in 1998. See Proposal 3 in this Proxy Statement for additional information relating to the Warrants.

     Pursuant to the terms of the Directed Reinsurance Agreement: (i) WMA Agency may not enter into a selling agreement with a life insurance company prior to allowing the Company the opportunity to provide the terms and conditions of reinsurance which the Company desires to include in such selling agreement; and
(ii) WMA Agency must give the Company 180 days' notice of the termination of any selling agreement with a Life Company or of its intention to discontinue the sale of any life insurance product. As further consideration, the Directed Reinsurance Agreement also provides that whenever the Company offers for sale additional shares of its Common Stock, it shall offer no less than 25% of such offering to WMA Sales Associates and other persons designated by WMA Agency, unless the underwriter of such offering shall be of the opinion that such directed offering would substantially impair the underwritten offering, in which event, the percentage of directed shares would be reduced or eliminated as required by the underwriter. The Directed Reinsurance Agreement expires after the earlier of: (A) ten years; (B) material breach by either party; or (C) the occurrence of any circumstance that adversely affects the ability of WMA agency or the Company to perform its obligations under the agreement.

     The Company believes that this agreement will give it the ability to continue its existing arrangement with the existing Life Companies and enable it to have the opportunity to provide reinsurance to life insurance companies with whom WMA Agency may enter into sales agreements in the future. The agreement also provides through the exercise of Warrants an opportunity to certain key management employees of WMA Agency and its affiliates, none of whom are directors of the Company, to acquire and increase their stock ownership in the Company.

CONFLICTS WITH WMA AGENCY

     Commissions for sales of life insurance and annuity contracts reinsured by the Company are paid to WMA Agency and WMA Sales Associates by the ceding life companies. Mr. Humphrey and Mr. Montgomery receive direct compensation from WMA Agency and receive no direct compensation from the Company. In addition, Mr. Humphrey, Mr. Montgomery and certain of the directors are also executive officers and employees of companies affiliated with WMA Agency. As a result of such relationships, the interests of WMA Agency with respect to the commissions received on life insurance sales by WMA Agency from the ceding life companies (and directly under coinsurance agreements from the Company) may conflict with the interests of the Company in negotiating reinsurance agreements beneficial to the Company.

MANAGEMENT AND RELATED SERVICES

     The Company had a management agreement through December 31, 1997 with WMA Management, which is 100% owned by Mr. Humphrey, who is the its director and President, to provide the day-to-day administrative activities of the Company and WMA Life. For these services, WMA Management received a fee of $120,000 in 1997, and $119,119 in 1996. WMA Management has not provided any services to the Company since 1997. For the first quarter and into the second quarter of 1998, employees of WMA Agency performed the Company's administrative functions. The Company paid WMA Agency a monthly payroll allocation based upon the amount of time during which WMA Agency employees provided services to the Company. In connection with these services, the Company incurred $173,258 in salary expenses from WMA Agency for 1998.

     The Company also received other services from WMA Agency, including the funding of certain operating and travel related expenses, as it had in 1997 and 1996. Effective as of April 1, 1998, the Company entered into a Corporate Services Agreement with WMA Agency pursuant to which WMA Agency provides corporate services and supplies to the Company for a fixed monthly fee of $2,250, adjustable annually. During the years ended December 31, 1996, 1997, and 1998 the Company incurred $69,751, $57,135 and $67,450, respectively, of costs from WMA Agency for these services. The Company has reimbursed WMA Agency for all such expenditures.

     As indicated in the Summary Compensation Table in the Executive Compensation Section of this Proxy Statement, since Mr. Humphrey is the owner of WMA Management and WMA Agency, payments made by the Company to these companies may be deemed to be indirect compensation to Mr. Humphrey.

PRINCIPAL REPRESENTATIVE AGREEMENT

     On August 2, 1995, WMA Life entered into an agreement with CFM Insurance Managers, Ltd. ("CFM"), a Bermuda corporation providing professional management services to international companies operating in Bermuda. C. Simon Scupham, a director of the Company is the President of CFM. Pursuant to this agreement, CFM acts as the Principal Representative for WMA Life in Bermuda. This agreement is for an unlimited duration, but may be terminated by either party upon 90 days prior written notice or upon 30 days prior written notice under specified circumstances. During each of the three years ended December 31, 1998, the Company paid to CFM a $60,000 annual fee pursuant to its agreement with the Company.

LEASE AGREEMENT WITH WMA AGENCY

     The Company entered into an agreement with WMA Agency effective February 1, 1998 to sublease on a triple net basis approximately 1,500 square feet of office space for the Company's offices in Duluth, Georgia. The initial term of the sublease is ten years at an annual base rent of $18,675 for the first five years of the lease term, which annual base rent will increase by approximately 13.5% thereafter. A "triple net" basis lease means that the Company as the tenant, in addition to being required to pay the stipulated base rent, must also pay its proportionate share of the taxes, insurance and common space maintenance costs applicable to the entire building being leased by WMA Agency from AEGON, USA, Inc. ("AEGON"). Since the Company is paying merely its proportionate share, based on square footage, of what WMA Agency is paying to AEGON under the building lease, neither WMA Agency nor Mr. Humphrey, the owner of WMA Agency, derive any profit from this sublease.

OTHER WMA AGENCY MATTERS

     In 1995, the Company's major shareholder, S. Hubert Humphrey, Jr. pledged all of his shares of the Company's Common Stock in connection with a loan made to WMA Agency, (hereinafter referred to as "the Agency Loan"). Part of the Agency Loan proceeds were allocated for use by WMA Agency to make loans to certain of its sales associates (the "Agent Loans") to acquire shares of Common Stock in the 1995 offering. As of June 30, 1999, the outstanding principal amount of the Agent Loans was $987,088. The WMA Sales Associates' shares of Common Stock are pledged to WMA Agency as security for these Agent Loans. Proxies are executed in favor of WMA Agency for voting such shares of Common Stock for so long as the Agent Loans are outstanding. By virtue of his ownership of WMA Agency, Mr. Humphrey is considered to be the beneficial owner of the shares and is able to control the proxies relating to them.

     The Agency Loan, which was in the initial principal amount of $2,250,000 in 1995, was subsequently consolidated into a WMA Agency line of credit facility and the maximum available amount was increased to $7,750,000. Amendments to this line of credit facility have increased the maximum available amount several times. As of June 30, 1999, the maximum available amount was $17,750,000. Mr. Humphrey's pledge of his shares of Common Stock is one of the various forms of collateral for this line of credit, which as of June 30, 1999 had an outstanding balance in excess of $16 million. This line of credit is being amortized over a fifteen year period ending November 1, 2012 with principal and interest payable monthly. Interest on this line is calculated in arrears based on the negotiated Contract Rate which is equal to Aegon's "All-in Cost" of their senior debt instruments having a five (5) year maturity ("Aegon Debt Instruments"). "All-in Cost" is that price quoted by an underwriter for the cost of issuance of Aegon Debt Instruments based on (a) the bid price of five year Treasury Notes, plus
(b) the "All-in Spread" for the Aegon Debt Instruments. The "All-in Spread" is equal to the credit spread (vs. five year Treasury Notes) for Aegon Debt Instruments, plus the amount of amortized gross fees that would be chargeable by such underwriter to Aegon for the issuance of Aegon Debt Instruments. Interest of the line of credit is recalculated every five years based on the "Average All-in-Cost" obtained from two underwriters, one of which is selected by the WMA Agency and the other selected by Aegon. If bona fide quotations cannot be obtained for the "All-in-Cost", then the average "All-in-Cost" shall be the rate which is fifty basis points above the bid price for five year Treasury Notes as of such date. Upon default on this credit line, the lender, Money Services, Inc., would have the right to take title to the pledged shares and to exercise voting control.

            PROPOSAL 2.  RATIFICATION OF THE 1999 STOCK OPTION PLAN
                    AND THE GRANT OF OPTIONS UNDER THE PLAN

     On June 8, 1998, the Company's Board of Directors, subject to ratification of the stockholders, authorized a 1998 plan for the directors, officers and employees of the Company (the "1998 Plan") that contemplated the issuance of up to 900,000 shares of the Company's authorized, but unissued, Common Stock upon the exercise of Options granted under the 1998 Plan. On that same date, the Board of Directors granted Options under the 1998 Plan to purchase 450,000 shares of Common Stock. The Board of Directors later established the exercise price at $12.00 per share and conditioned the exercise of such Options upon the Company raising of up to $75 million in additional capital by March 31, 1999. The 1998 Plan was not submitted to the stockholders for ratification and no new capital was raised by the Company by March 31, 1999; therefore, the Options granted under the 1998 Plan lapsed by their terms and are of no further legal force or effect.

     On June 15, 1999, the Company's Board of Directors rescinded the 1998 Plan and, subject to ratification of the stockholders of the Company, authorized a 1999 Plan for directors, officers and employees of the Company which contains substantially the same terms and conditions as the 1998 Plan, except that only 450,000 shares were authorized to be issued pursuant to Options granted under the 1999 Plan.

PRINCIPAL FEATURES OF THE 1999 PLAN

     Exhibit A to this Proxy Statement contains a copy of the 1999 Plan and a sample option agreement. The following summary of the principal features of the 1999 Plan is qualified in its entirety by reference to Exhibit A.

     Options issued under the 1999 Plan are non-transferable (except by will or the laws of descent and distribution in the event of death), shall have a term of five (5) years, and become exercisable on the third anniversary of an optionee's date of hire, appointment or election, provided the optionee at that time has been a director, officer or employee of the Company for at least one year after the date of grant. Upon termination of an optionee's service as a director, officer or employee of the Company for reasons other than retirement, death or permanent and total disability, the option and the optionee's rights thereunder shall terminate. No option may be granted after June 1, 2009, the expiration date of the 1999 Plan, although the exercise period of previously granted Options may extend beyond that date. Options become immediately exercisable upon a change in control of the Company, as defined in the 1999 Plan. The exercise price per share of Options granted under the 1999 Plan is the price per share of shares to be offered in its Common Stock offering in 1999, or if there is no such offering, the fair market value per share determined by the Board of Directors. The 1999 Plan will be administered by the Audit and Compensation Committee created by the Board of Directors. The Board of Directors may amend or terminate the 1999 Plan at any time except that stockholder approval of any amendment must be obtained whenever necessary to comply with applicable legal requirements.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary constitutes a brief overview of the principal federal income tax consequences relating to Options based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

     1. GRANT OF OPTIONS. An optionee does not realize taxable income upon the receipt of a grant of Options and the Company may not claim a tax deduction in connection with such grants.

     2. EXERCISE OF OPTIONS. When an optionee exercises an option, taxable income will be deemed to have been received in an amount equal to the difference between the market value of the underlying Common Stock on the date of exercise and the exercise price. The Company may claim a tax deduction equal to the income realized.

     3. SALE OF STOCK ACQUIRED UPON EXERCISE. When an optionee sells the shares of Common Stock acquired by the exercise of an option, the gain or loss (equal to the difference between the sale price and the market value on the date of exercise) will be taxed at the then current capital gains or loss rates depending upon the optionee's holding period for the stock.

     If the stockholders do not approve the 1999 Plan, all outstanding Options will be rescinded.

     On June 15, 1999, the Board of Directors authorized the grant of Options under the 1999 Plan to purchase up to 450,000 shares of Common Stock to several directors, officers and employees of the Company, including 300,000 shares to Mr. Humphrey. Notwithstanding Mr. Humphrey's present stock ownership, the Board of Directors granted these Options to Mr. Humphrey as further recognition of his contribution to the growth of the Company. The number of shares that can be purchased upon exercise of the Options granted in 1999 is limited to a formula amount determined by multiplying the number of shares by a fraction, not greater than one, the numerator of which is the gross dollar amount of proceeds actually received by the Company from the sale of Common Stock or its preferred stock, or subject to a binding commitment to purchase, on or before December 31, 1999 and the denominator of which is $75,000,000. The Board felt that this limitation would encourage the officers of the Company to direct their attention to the Company's capital needs.

     In granting Options to Mr. Humphrey, the Board of Directors considered that while Mr. Humphrey devotes very little time and energy to the active management of the Company, he is totally immersed on a day to day basis with the management of WMA Agency, upon which the Company is totally dependent for securing variable universal life insurance and variable annuity contracts for reinsurance. Mr. Humphrey is also the inspirational and motivational force behind WMA Agency and its sales force. The growth of WMA Agency attributable to Mr. Humphrey has been directly responsible for the Company's growth in reinsurance revenues and profits.

     In its deliberations regarding the granting of Options to Mr. Humphrey, the Company's Board of Directors also considered the following factors:

     1. The Company's dependence upon WMA Agency for its reinsurance business;

     2. Mr. Humphrey's control of the ownership, management and direction of WMA Agency;

     3. The prominent role Mr. Humphrey is expected to play in raising new capital for the Company.

     4. The fact that Mr. Humphrey would derive no direct monetary benefit from the exercise of the Options exercisable at the fair market value of the underlying stock at the time of issuance of the Options unless the value of the Company's stock increased over the exercise price; and

     5. Upon exercise by Mr. Humphrey of the Options to purchase 300,000 shares, the Company would expect to receive from him the purchase price of the shares (expected to be in excess of $3 million), which funds would be available to the Company for its business purposes.

     The Company will receive no monetary consideration for granting these Options. The shares owned by the option holders upon exercise of their Options will not be registered and shall be considered restricted shares which may only be resold pursuant to an effective registration statement, an exemption from registration, or Rule 144.

     The Board of Directors adopted the 1999 Plan in the belief that it is in the best interests of the Company to encourage its directors, officers and key employees to have an ownership interest in the Company in order to align their interests more closely with those of the other shareholders, and to use the Options to attract and retain qualified persons as directors, officers and employees of the Company. The 1999 option grants were made, in part, to motivate the executive officers to direct their efforts towards raising new capital for the Company on or before December 31, 1999. Since Options were granted to Mr. Humphrey and other directors and officers of the Company, the Board of Directors, recognizing the potential conflict of interest in granting Options to themselves, determined that stockholder approval should be sought to ratify the 1999 Plan and the granting of the Options. See "Certain Relationships and Related Transactions -- Conflicts of Interest" in this Proxy Statement for a discussion of the relevant factors considered by the Board of Directors in adopting the 1999 Plan and granting Options thereunder.

     The following table sets forth the names, position with the Company, and other information, with respect to persons to whom Options under the 1999 Plan have been granted.

                                       MAXIMUM NUMBER
                                          OF SHARES
                                         SUBJECT TO      EXERCISE PRICE    EXPIRATION        GRANT DATE
     NAME AND PRINCIPAL POSITION       OPTIONS GRANTED    PER SHARE(1)       DATE(2)      PRESENT VALUE(3)
     ---------------------------       ---------------   --------------   -------------   ----------------
S. Hubert Humphrey, Jr., President...      300,000           $15.00       June 15, 2004        $4.71
Thomas W. Montgomery, Executive Vice
  President and Secretary............      100,000           $15.00       June 15, 2004        $4.71
Edward F. McKernan, Senior Vice
  President, Actuary and Chief
  Financial Officer..................       35,000           $15.00       June 15, 2004        $4.71
C. Simon Scupham, Director...........        2,500           $15.00       June 15, 2004        $4.71
Joseph F. Barone, Director...........        7,500           $15.00       June 15, 2004        $5.08
All Executive Officers as a Group....      435,000           $15.00       June 15, 2004        $4.71
All Non-Executive Directors as a
  Group..............................       10,000           $15.00       June 15, 2004        $4.99
All Non-Executive Officer Employees
  as a Group.........................        5,000           $15.00       June 15, 2004        $4.82

---------------

(1) The exercise price (the price that the option holder must pay to purchase each share of stock that is subject to option) is equal to the price per share of Common Stock offered in 1999, or if there is no such offering, the fair market value of the stock on the date of grant of the option as determined by the Board of Directors.
(2) Options may be exercised during a period that begins on the third anniversary date of the optionee's date of hire, provided the optionee at that time has been an officer, director or employee of the Company for at least one year after the date of grant, and ends five (5) years after the date of grant. Options can be exercised in whole or in part after they become exercisable. Options also become immediately exercisable upon a change in control of the Company as defined in the 1999 Plan.
(3) A variant of the Black-Sholes option pricing model was used to determine the hypothetical grant date value for these Options. The dollar value of the Options and the Common Stock underlying the Options cannot be determined since there is presently no public market for the Common Stock to be issued upon exercise of the Options and the exercise price of the Options is based upon the price per share in the Company's Common Stock offering in 1999, or if there is no such offering, the fair market price per share determined by the Board of Directors. The value shown assumes all options will be exercised.

     THE BOARD OF DIRECTORS BELIEVES THE PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE 1999 PLAN AND THE GRANT OF OPTIONS UNDER THE PLAN. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY, WHO COLLECTIVELY OWN BENEFICIALLY 36.7% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY WILL VOTE THEIR SHARES FOR PROPOSAL 3.

             PROPOSAL 3.  RATIFICATION OF AUTHORIZATION OF WARRANTS
                               AND THEIR ISSUANCE

     On June 8, 1998, the Company's Board of Directors, subject to ratification by the stockholders, authorized the issuance of warrants to purchase up to 600,000 shares of the Company's Common Stock ("Warrants") to key management employees of WMA Agency and its affiliated corporations designated by WMA Agency. The Board of Directors then authorized the issuance of 400,000 Warrants to key management employees of WMA Agency and independent sales agents contractually associated with WMA Agency as consideration for the agreement of WMA Agency in the Directed Reinsurance Agreement to use its "best efforts" to encourage life insurance companies whose policies it sells to reinsure such policies with the Company. The number of shares exercisable under the Warrants was conditioned upon the Company achieving certain production levels and by a formula the determining factor of which was the amount of new capital raised by the Company on or before March 31, 1999. No new capital was raised by the Company by March 31, 1999; therefore, the outstanding Warrants could not, by their terms, be exercised. Furthermore, the Company did not submit the creation and issuance of the Warrants to the Company's stockholders for ratification. Accordingly, the previously issued Warrants are void and of no further force or effect.

     On June 15, 1999, the Board of Directors of the Company approved an amendment to the Directed Reinsurance Agreement with WMA Agency, which amendment has also been approved by WMA Agency. The amendment provides for the issuance by the Company of new Warrants to purchase 300,000 shares of the Company's Common Stock to replace all of the Warrants issued in 1998. The new Warrants will have terms and conditions similar to those of the Warrants issued in 1998. The number of shares issuable under the new Warrants will be limited by a formula described below. Additionally, the creation and issuance of such Warrants will be submitted to the Company's stockholders for their approval at the Company's 1999 Annual Meeting.

     The management of WMA Agency, including Mr. Humphrey and Mr. Montgomery, recommended to the Company the names of the recipients of Warrants and the number of Warrants to be received by each recipient based upon management's evaluation of the contribution of the recipient to WMA Agency and its affiliates. Warrants were issued to a total of 36 persons, including those who qualify as accredited investors. There will be no monetary consideration given to the Company for the issuance of Warrants. No Warrants will be issued to directors of the Company. The Board of Directors believe the Directed Reinsurance Agreement will enable the Company to continue its existing reinsurance arrangements with such life insurance companies and provide it with the opportunity to reinsure the policies of other life insurance companies with whom WMA Agency may enter into sales agreements in the future. The Warrants will also enable key management employees of, and independent sales agents contractually associated with, WMA Agency and its affiliates to acquire and increase their stock ownership in the Company. As with the Options, the Company believes that the Warrants will also motivate the holders to direct their efforts to improve the operations and financial condition of WMA Agency which will enhance the ability of the Company to raise new capital. While the potential for conflicts of interests in authorizing the issuance of Warrants is less than exists with the granting of Options since the Company's directors are not recipients, the Board considered many of the same factors in issuing the Warrants as they did with regard to the granting of Options. For a discussion of these factors, see "Certain Relationships and Related Transactions -- Conflicts of Interest" in this Proxy Statement.

     The following table provides certain summary information concerning the Warrants.

                                       MAXIMUM NUMBER   EXERCISE PRICE
                                        OF WARRANTS        OF EACH        EXPIRATION        GRANT DATE
          NAME AND POSITION             EXERCISABLE        WARRANT           DATE        PRESENT VALUE(1)
          -----------------            --------------   --------------   -------------   ----------------
All Executive Officers as a Group....        None           $15.00       June 15, 2005        $ -0-
All Non-Executive Officer Employees
  as a Group.........................       5,000           $15.00       June 15, 2005        $4.62
All Non-Employees as a Group (35
  Persons)...........................     295,000           $15.00       June 15, 2005        $4.62

(1) A variant of the Black-Sholes pricing model was used to determine the hypothetical grant date value for these Warrants. The dollar value of the Warrants and the Common Stock underlying the Warrants cannot be determined since there is presently no public market for the Common Stock to be issued upon their exercise and the exercise price of the Warrants is based upon the price per share in the Company's Common Stock offering in 1999, or if there is no such offering, the fair market price per share determined by the Board of Directors. The value shown assumed all Warrants will be exercised.

PRINCIPAL FEATURES OF WARRANTS

     Exhibit B to this Proxy Statement contains a copy of the Warrant. The following summary of the principal features of the Warrant is qualified in its entirety by reference to Exhibit B.

     Each Warrant issued in 1999 entitled the holder to purchase one share of Common Stock. The maximum number of shares issuable upon exercise of a Warrant shall be limited to an amount determined by multiplying the maximum number of shares by a fraction, not greater than one, the numerator of which is the gross amount of proceeds actually received by the Company from the sale of Common Stock or preferred stock, or subject to a binding commitment to purchase, on or before December 31, 1999 and the denominator of which is $75,000,000.

     The Warrants will have a six year term and will be non-transferable except by will and by the applicable laws of descent and distribution. The exercise price per share of the Warrants issued in 1999 will be the price per share as provided in the Company's Common Stock offering in 1999, or if there is no such offering, the fair market value per share determined by the Board of Directors. Thereafter, the price will be the fair market per share value of the Company's Common Stock on the date of issue. Twenty per cent (20%) of a Warrant may be exercised for each year after the date of grant in which the Warrant holder has been continuously employed by, or contractually associated with, WMA Agency or any of its affiliates. Warrants may only be exercised during the period commencing on the first anniversary date of issuance and ending on the sixth anniversary date of issuance. A Warrant may not be exercised in any year of the exercise period unless the following conditions are satisfied: (1) The Warrant holder is an employee of, or independent sales agent contractually associated with, WMA Agency or any of its affiliates on the date of each exercise, and (2) the new business production levels established by the Board of Directors for such year have been attained, based upon actual new business production for the immediately preceding year. If the new business production level is not attained by the Company in a given year, the portion of the shares exercisable under the Warrant with respect to such year will be forfeited and no longer exercisable. The new business production levels established for the year commencing April 1, 1999 shall be as follows:

     1. First year "target" premiums for variable universal life ("VUL") products collected by Western Reserve Life Assurance Co. of Ohio ("Western Reserve") written through WMA Agency: $95 million or more.

     2. Western Reserve's market share, as defined in the Automatic VUL Reinsurance Agreements between Western Reserve and WMA Life, of all VUL products written by WMA Agency: 81% or greater.

     3. First year premiums for variable annuity products collected by Western Reserve written through WMA Agency: $204 million or more.

     4. First year premiums for variable annuity products collected by American Skandia Life Assurance Corporation written through WMA Agency: $150 million.

     5. Western Reserve's market share, as defined in the Automatic Variable Annuity Reinsurance Agreement between Western Reserve and WMA Life, of all variable annuity products written by WMA Agency: 41% or greater.

     6. First year premiums for variable annuity products collected by American Skandia and Western Reserve, combined: $470 million or more.

     "Target" premium is that amount on which maximum first year insurance commission rates are paid. All four levels must be satisfied in the applicable year. The Board of Directors believes that the above limitations upon the exercise of the Warrants will encourage the management of WMA Agency to assist the Company in achieving targeted growth in its reinsurance business. Neither the Warrants nor the Common Stock to be issued upon exercise of the Warrants will be registered. The Common Stock shall be considered restricted shares which may only be resold pursuant to an effective registration statement, an exemption from registration, or Rule 144. There are no registration rights contained in the terms of the Warrant.

     If the stockholders do not approve the issuance of Warrants, all outstanding Warrants will be rescinded.

     THE BOARD OF DIRECTORS BELIEVES THE PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE AUTHORIZATION AND ISSUANCE OF WARRANTS. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY, WHO COLLECTIVELY OWN BENEFICIALLY 36.7% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY WILL VOTE THEIR SHARES FOR PROPOSAL 3.

                          PROPOSAL 4.  RATIFICATION OF
                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the stockholders ratify the appointment of KPMG, LLP, which acted as the Company's independent certified public accountant during the fiscal year ended December 31, 1998, to serve as independent certified public accountants to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1999.

     A representative of KPMG, LLP will attend the Annual Meeting of Stockholders. While the representative will not make a formal statement, the representative will be available to answer appropriate questions posed by stockholders.

     THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE INDEPENDENT AUDITOR. THOSE DIRECTORS, DIRECTOR NOMINEES AND OFFICERS OF THE COMPANY, WHO COLLECTIVELY OWN BENEFICIALLY 36.7% OF THE OUTSTANDING COMMON STOCK HAVE INDICATED THEY WILL VOTE THEIR SHARES FOR PROPOSAL 4.

         PROPOSAL 5.  DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     The Company does not now intend to bring before the Annual Meeting any matters other than those proposals disclosed in the notice of the meeting. Should any other matter be properly brought before the meeting requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

     The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by facsimile, and the Company may pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company, presently scheduled to be held on August 14, 2000, must be received by the Company within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such meeting in order for such proposals to be included in its Proxy Statement and form of proxy relating to its 2000 Annual Meeting of Stockholders. Such proposals should be addressed to Mr. Thomas W. Montgomery, The WMA Corporation, 11315 Johns Creek Parkway, Duluth, Georgia 30097.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          Thomas W. Montgomery
                                          Secretary

August 3, 1998

                                                                       EXHIBIT A

             THE WMA CORPORATION 1999 EMPLOYEES' STOCK OPTION PLAN

     The WMA Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby formulates and adopts The WMA Corporation 1999 Employees' Plan (the "1999 Plan") for directors, officers and employees of the Corporation as follows:

     1. Purpose. The purpose of the 1999 Plan is to help in attracting and retaining qualified persons to serve as and remain as directors, officers, and employees of the Corporation and its Subsidiary, and to secure for the Corporation the benefits of the incentive inherent in increased Stock ownership by these individuals.

     2. Definitions. "Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act.

     "Board" shall mean the Board of Directors of the Corporation.

     "Change in Control of the Corporation" shall mean the occurrence, after the effective date of the 1999 Plan as set forth in Section 15 hereof, of any of the events set forth in any one of the following paragraphs:

          (a) any Person becomes the Beneficial Owner, directly or indirectly, of the securities of the Corporation (not including the securities Beneficially Owned by such Person of any securities acquired directly from the Corporation) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (b) below; or

          (b) there is consummated a merger of the Corporation or any Subsidiary of the Corporation with any other corporation, or a statutory share exchange of the Corporation's voting securities other than (1) a merger or statutory share exchange which would result in the voting securities of the Corporation outstanding immediately prior to such merger or statutory share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or statutory share exchange, or
     (2) a merger or statutory share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

          (c) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Audit and Compensation Committee of the Board.

     "Eligible Person" shall have the meaning set forth in Section 5 of the 1999 Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exercise Price" shall mean the price per share set forth in Section 8 of the 1999 Plan.

     "Fair Market Value" shall mean, as applied to a specific date, the average of the highest and lowest prices of a share of Stock as reported in the NASDAQ National Market in The Wall Street Journal, or its equivalent successor, for such date. If the Stock price is not reported as required in the preceding sentence, the Fair Market Value shall be determined by the Board of Directors.

     "Grant Date" shall mean, each year, the date of the regular annual meeting of the Board which is held following the Corporation's annual meeting of stockholders or such other date as this Board may from time to time determine to grant options under the 1999 Plan.

     "Option" shall mean a "non-qualified" stock option to purchase shares of Stock under the 1999 Plan that is not an incentive stock option granted in conformity with the requirements of Section 422(b) of the Code.

     "Option Agreement" shall mean the agreement entered into between the Corporation and an Optionee with respect to Options granted under the 1999 Plan.

     "Optionee" shall mean an individual who has been granted an Option to purchase shares of Stock under the 1999 Plan.

     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation.

     "Purchase Price" shall mean the product obtained by multiplying the Exercise Price by the number of shares of Stock to be purchased upon exercise of an Option.

     "Stock" shall mean the common stock, par value $.001 per share, of the Corporation.

     "Subsidiary" shall mean each corporation in an unbroken chain of corporations beginning with the Corporation if, on the date as to which the term refers, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting powers of all classes of stock in one of the other corporations in such chain.

     3. Administration. The 1999 Plan shall be administered by the Committee established by the Board of Directors, which shall have authority to interpret and construe the terms of the 1999 Plan and of any Option Agreement, and to make determinations pursuant to any 1999 Plan or Option Agreement provision.

     4. Shares Reserved for the 1999 Plan. The total number of shares of Stock to be subject to Options under the 1999 Plan is 450,000. Such number of shares is subject to adjustment upon changes in capitalization as provided in Section 13 hereof. Upon the expiration or termination (in whole or in part) of unexercised Options, the shares of Stock subject thereto shall again be available for the grant of other Options to purchase Stock under the 1999 Plan.

     5. Eligibility for Participation. All directors, officers and employees of the Corporation and Subsidiaries on the Grant Date in each year shall, without further qualification, be eligible to receive Options under the 1999 Plan.

     6. Grant of Options. (a) On the Grant Date, an Eligible Person may be granted an Option under the 1999 Plan to purchase a number of shares of Stock as determined by the Board, which number may be subject to adjustment as provided by the Board. Such number of shares is also subject to adjustment upon changes in capitalization as provided in Section 13. The Exercise Price shall be determined in accordance with Section 8 of the 1999 Plan.

     (b) In the event that, as of a Grant Date in any year that the 1999 Plan is in effect, there are not sufficient shares available under the 1999 Plan to allow for the grant to each Optionee of an Option for the number of shares determined by the Committee, each Optionee shall receive an Option for his or her pro-rata share of the total number of shares of Stock remaining available under the 1999 Plan.

     7. Term of Options. No Option shall be exercisable after the expiration of five (5) years from its Grant Date, subject to earlier termination as provided in Section 11.

     8. Exercise Price. The per share exercise price of each Option granted during calendar year 1999 shall be the price per share of the Corporation's Stock offering made in 1999, or if no such offering is made in 1999, the Fair Market Value shall be determined by the Board of Directors. For any Option granted on January 1, 2000 and thereafter, the per share exercise price shall be the Fair Market Value of a share of Stock on the Grant Date. The exercise price of options will be subject to adjustment in accordance with Section 13.

     9. Option Agreement; Exercise of Options. (a) Each Optionee shall receive an Option Agreement (in substantially the form set forth in Exhibit A attached hereto) which sets forth the terms of the Option. Except as otherwise provided in Section 11 with respect to retirement, death or disability, each Optionee shall have been a director, officer or employee of the Corporation or Subsidiary for at least three years from the date on which such Optionee became a director, officer or employee and shall agree, through the Option Agreement, to remain in such capacity with the Corporation or Subsidiaries for a period of at least one
(1) year from the Grant Date. The right to exercise the Option shall not accrue until both periods of service are completed. The number of shares that can be purchased by an Optionee upon exercise of an Option under any and all circumstances provided herein is limited by multiplying the number of shares subject to the Option by a fraction, not greater than one, the numerator of which is the gross proceeds actually received by the Corporation from the sale of the Corporation's common or preferred stock on or before December 31, 1999, or subject to a binding commitment to purchase, and the denominator of which is $75,000,000. In the event no new equity capital is raised by December 31, 1999, all outstanding options shall be deemed to have lapsed and all rights of Optionees under this 1999 Plan and any stock option agreement issued pursuant to this 1999 Plan shall terminate as of that date. Except as provided above, each Option shall become exercisable in full as of, but not before (except as otherwise provided herein), the first anniversary of the Grant Date of such Option; provided, however, that anything elsewhere in the 1999 Plan to the contrary notwithstanding, upon a Change in Control of the Corporation, all outstanding unexercised Options granted under the 1999 Plan, whether or not then exercisable, shall become fully exercisable.

     (b) An Option may be exercised in whole or in part by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased and by paying the Purchase Price in full in cash. Upon or following such exercise, but no later than the time certificates for, or other evidences of the purchased shares, are delivered, the Optionee shall pay the Corporation therefor the full cash Purchase Price of the shares purchased, and certificates or other evidences therefor shall be delivered promptly by the Corporation to the Optionee.

     (c) Appropriate provision shall be made for all taxes the Corporation determines to be required to be withheld in connection with the exercise of any Option under the laws or other regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. The Option Agreement may provide that, in the event an Optionee is required to pay to the Corporation any amount to be withheld in connection with the exercise of an Option, the Optionee may satisfy such obligation, in whole or in part, by electing to have the Corporation withhold a portion of the shares of Stock to be received upon the exercise of the Option, otherwise issuable to the Optionee upon such exercise, having a value equal to the amount to be withheld (or such portion thereof as the Optionee may elect). The value of the shares to be withheld shall be their Fair Market Value on the date that the amount of tax to be withheld is to be determined. Any election by an Optionee to have shares withheld under this subsection shall be subject to such terms and conditions as the Committee may specify.

     (d) An Optionee shall have none of the rights of a stockholder of the Corporation with respect to shares of Stock subject to any Option until the Option has been exercised and such shares have been issued and registered on the Corporation's transfer books.

     10. Nonassignability of Options. No Option to purchase shares of Stock under the 1999 Plan shall be transferable by an Optionee other than by will or by the laws of descent and distribution of the state of such Optionee's domicile at the time of death. An Option shall be exercisable during the lifetime of an Optionee only by such Optionee.

     11. Rights in the Event of Termination of Service or Death or Disability of Optionee. Upon termination of an Optionee's service as a director, officer or employee of the Corporation or Subsidiaries for any reason other than retirement, death, or permanent and total disability, the Option rights of such Optionee, both accrued and non-accrued, under any then outstanding Option to purchase shares of Stock shall terminate immediately upon such termination of service. Upon termination of an Optionee's service as an employee of the Corporation or Subsidiaries by reason of retirement, and if the Optionee shall have given prior written notice of intent to retire, all Options to purchase shares of Stock not theretofore exercised or terminated, shall become exercisable in full beginning on such retirement date and ending on the earlier of the expiration date of the Option or on the day which is sixty (60) months after such retirement date. In the event that an Optionee shall die while serving as an employee of the Corporation, or its Subsidiaries, or following retirement while he is eligible to exercise Options to purchase shares of Stock under the provision of the preceding sentence, Options held by him at his date of death shall become exercisable in full by the person or persons to whom the Optionee's rights pass by will or by the laws of descent and distribution. All such Options to purchase shares of Stock shall be exercisable at any time within one (1) year after the date of the Optionee's death, but in no event shall any such Option be exercisable after the expiration of ten (10) years from its Grant Date. In the event that an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), all Options granted prior to such disability date shall become exercisable in full beginning on such disability date and ending on the expiration date of the Option.

     12. Required Approvals and Listing. The Corporation shall not be required to issue any certificate or certificates for shares of Stock upon exercise of an Option granted under the 1999 Plan prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any securities exchange on which the Corporation's Stock may be listed, (c) the completion of any registration or securing an exemption from registration of such shares of Stock under any state or federal law or ruling or regulations of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable, and (d) securing the ratification and approval of the 1999 Plan by a majority of the shares of Stock present and voting at a meeting of the stockholders of the Corporation at which a quorum is present. As a condition precedent to the grant of any Option or the issuance or transfer of shares pursuant to the exercise of any Option, the Corporation may require the Optionee to take any reasonable action to meet such requirements or to obtain such approvals.

     13. Adjustments Upon Changes in Capitalization. In the event of a capital adjustment resulting from a Stock dividend, Stock split, recapitalization, reorganization, merger, consolidation, liquidation, or a combination or exchange of Stock, the number of shares of Stock subject to the 1999 Plan, the number of shares of Stock under Option, and the number and kind of shares of other stock that may be substituted or exchanged for shares of Stock in the capital adjustment, shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under outstanding Options shall be adjusted so that there will be no change in the aggregate Purchase Price payable upon exercise of any such Option.

     14. Amendment or Termination of the 1999 Plan. The Board shall have the right to amend, terminate or suspend the 1999 Plan at any time, provided that no amendment for which stockholder approval is necessary in order to comply with applicable legal requirements shall be effective unless first approved by the holders of a majority of the total number of shares of Stock of the Corporation represented and voted at a meeting at which a quorum is present.

     15. Effective Date and Term of the 1999 Plan. The 1999 Plan was adopted by the Board on June 15, 1999, and shall become effective upon ratification and approval by the holders of a majority of shares of Stock present and voting at a meeting of the stockholders of the Corporation at which a quorum is present. No Options may be granted under the 1999 Plan subsequent to the tenth anniversary of the shareholders' approval of the 1999 Plan, but the term of the Options theretofore granted may extend beyond that date.

     16. Rights of Optionee. Nothing in the 1999 Plan, including the grant of any Option under the 1999 Plan, shall confer on any Optionee any right to continue as a director, officer or employee or in any other capacity of the Corporation or any Subsidiary, or to interfere in any way with the right of the Corporation, or any Affiliate to terminate the employment of the Optionee at any time with or without assigning a cause therefor.

                                                                       EXHIBIT A

                                                                 TO STOCK OPTION
                                                                   PLAN

                   THE WMA CORPORATION STOCK OPTION AGREEMENT

     This OPTION AGREEMENT is made this                     day of
                    , 1999, between The WMA Corporation, a Delaware corporation
(the "Corporation"), and                     , a director, officer or employee
of the Corporation or its subsidiary (the "Employee").

     The Corporation desires, by affording the Employee an opportunity to purchase shares of its common stock, of the par value of $.001 per share (hereinafter "Common Stock") pursuant to the provisions of the Corporation's 1999 Plan.

     Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

     1. Grant of option. The Corporation hereby grants to Employee the right and option, hereinafter called the Option, to purchase all or any part of an
aggregate of up to                     shares of Common Stock (such number being
subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth.

     2. Purchase price.  The purchase price of the Common Stock covered by the
Option shall be $          per share. The purchase price of the shares as to
which the Option shall be exercised shall be paid in full in cash, certified check or money order at the time of exercise.

     3. Term and exercise of option. The term of the Option shall be for a period of five years from the date hereof, subject to earlier termination as provided in paragraphs 5 and 6 hereof. The Option may be exercised within the above limitation, at any time or from time to time, as to any part of or all the shares covered thereby; provided, however, that: (a) the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares); and (b) the Option shall not be exercisable prior to the expiration of twelve months from the date hereof. Except as provided in paragraph 6 hereof, the Option may not be exercised at any time unless the Employee shall have continuously been in the employ of the corporation and/or of one or more of its subsidiaries, for a period of three (3) years prior to date of the exercise of the Option. The holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

     4. Nontransferability. The Option shall not be transferable otherwise by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by him or her. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

     5. Employment/Service. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, the Employee agrees to remain in the employ or office of the Corporation or one or more of its subsidiaries for a period of at least one year from the date hereof; and will, during such employment or service, devote his time, energy, and skill to the service of the Corporation or one or more of its subsidiaries. Such employment or service, subject to the provisions of paragraph 6 hereof and subject also to the provisions of any contract between the Corporation or any such subsidiary and the Employee, shall be at the pleasure of the Board of Directors with respect to officers or employees and the stockholders with respect to directors of each employing corporation and at such compensation as such employing corporation or corporations shall reasonably determine.

     6. Termination of employment/service. The Option shall terminate immediately upon termination of the Employee's service as a director, officer or employee of the Corporation or one or more of its subsidiaries for any reason other than retirement, death, or permanent and total disability. In the event that the employment of the Employee shall be terminated due to retirement, death, or permanent and total disability, the Option may, subject to the provisions of paragraph 5 hereof, exercised in accordance with the applicable provisions of the 1999 Plan. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his employment at any time.

     7. Adjustments in number of shares:

          (a) Upon changes in capital structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of share, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of outstanding Common Stock shall be changed into the same or a different number or shares of the same of another class or classes, there shall be an appropriate adjustment in the number and kind of shares to be received upon exercise in accordance with the applicable provisions of the 1999 Plan, so that there will be no change in the aggregate purchase price payable upon exercising the Option.

          (b) Based on amount of new capital raised by December 31, 1999. The maximum number of shares which can be purchased upon exercise of this Option shall be adjusted subsequent to December 31, 1999 by a formula amount determined by multiplying the maximum number of shares by a fraction, not greater than one, the numerator of which is the gross proceeds actually received by the Corporation from the sale of Common Stock or preferred stock, or subject to a binding commitment to purchase, on or before December 31, 1999, and the denominator of which is $75,000,000.

     8. Stock subject to transfer Restrictions. The shares of Common Stock of the Corporation to be purchased upon exercise of the Option shall not have been registered under the Securities Act of 1933 or under any applicable state laws and therefore will be considered to be restricted stock which may not be resold or transferred on the books of the Corporation other than pursuant to an effective registration statement relating to such shares, an effective exemption from registration, or in accordance with the provisions of Rule 144 adopted pursuant to the Securities Act of 1933 which imposes certain restrictions on the resale or transfer of restricted stock.

     9. Method of exercising option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its offices at 11315 Johns Creek Parkway, Duluth, Georgia 30097. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such shares in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or (b) fix a date (not more than ten business days from the date such notice shall be received by the corporation) for the payment of the full purchase price of such shares at the Corporation's designated Stock Transfer Department, against delivery of a certificate or certificates representing such shares. Payment of such purchase price shall be made in accordance with paragraph 2 of this Option Agreement. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by a personal representative of the Employee or the Employee's estate, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     10. General. This Option Agreement is entered into pursuant to the provisions of the 1999 Plan and if the terms of this Option Agreement shall be construed to be inconsistent with the provisions of the 1999 Plan, the latter shall prevail.

     In Witness Whereof, the Corporation has caused this Option Agreement to be duly executed by its authorized officer and the Employee has hereunto set his hand all on the day and year first above written.

                                          THE WMA CORPORATION

                                          By:
                                          --------------------------------------
                                            Vice President

                                            ------------------------------------
                                            Employee

                                                                       EXHIBIT B

Warrant No.                                             Right to purchase shares

                              THE WMA CORPORATION,
                             A DELAWARE CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                     REGISTERED OWNER:

     For value received, THE WMA CORPORATION, a Delaware Corporation, (the "Corporation") grants the following rights to the registered owner of this
Warrant:

          (a) Issue.  Upon tender to the Corporation (as defined in paragraph
     (e) hereof), the Corporation shall issue to the registered owner hereof the number of shares specified in paragraph (b) hereof of fully paid and nonassessable shares of (.001 par value) Common Stock of the Corporation that the registered owner is otherwise entitled to purchase.

          (b) Number of Shares. The number of shares of Common Stock of the Corporation that the registered owner of this Warrant is entitled to
     receive upon exercise of this Warrant is up to                shares, which
     number of shares shall be adjusted on December 31, 1999 in the manner set forth in the succeeding sentence. The number of shares in the preceding sentence shall be multiplied by a fraction, not greater than one, the numerator of which is the gross dollar amount actually received by the Corporation from the sale of Common Stock or preferred stock, or subject to a binding commitment to purchase, on or before December 31, 1999 and the denominator of which shall be $75,000,000. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all purchase rights represented by this Warrant. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

          (c) Exercise Price. The exercise price of this Warrant, the price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is the price per share of the Corporation's Common Stock offering in 1999 or if there is no such offering, the fair market value per share determined by the Corporation's Board of Directors.

          (d) Exercise Amount and Period. Twenty per cent (20%) of this Warrant may be exercised for each year after the date of grant in which the owner of this Warrant has been continuously employed by, or contractually associated as an independent sales agent with, World Marketing Alliance, Inc. or its affiliated corporations. This Warrant may only be exercised during the period commencing on the first anniversary date of the issuance of this Warrant and ending on the sixth anniversary date of the issuance of this Warrant, unless the Corporation in its sole discretion elects to extend such date; provided, however, that this Warrant shall in no event be exercisable after June 30, 2009. If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

          (e) Exercise and Tender. The exercise of this Warrant is also conditioned upon the owner of this Warrant satisfying the conditions set forth in paragraph (k) of this Warrant. Any exercise of this Warrant must be accomplished by actual delivery of the Exercise Price in cash, certified check, or official bank draft in lawful money of the United States of America, and by actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit "A", properly executed by the registered owner of this Warrant. The payment and exercise form must be delivered, personally or by mail, to the offices of the Corporation at 11315 Johns Creek Parkway, Duluth, Georgia 30097. Documents sent by mail shall be deemed to be delivered when they are received by the Corporation.

          (f) Treatment of Registered Owner. The Corporation may deem and treat the registered owner or owners of this Warrant as its absolute owner or owners for all purposes, as the person or persons exclusively entitled to receive notices concerning this Warrant, and as the person or persons otherwise entitled to exercise rights under this Warrant.

          (g) Non-Transferable. This Warrant and all rights under it are non-transferable by the registered owner or owners, except by will and by the applicable laws of descent and distribution.

          (h) Stock Subject to Transfer Restrictions. The shares of Common Stock of the Corporation purchased upon exercise of this Warrant or purchasable upon exercise of this Warrant have not been and will not be registered under the Securities Act of 1933 or under any applicable state laws and therefore are considered or will be considered to be restricted stock which may not be resold or transferred on the books of the Corporation other than pursuant to an effective registration statement relating to such shares, an effective exemption from registration, or in accordance with the provisions of Rule 144 adopted pursuant to the Securities Act of 1933 which imposes certain restrictions on the resale or transfer of restricted stock.

          (i) Notices. Any and all notices given to the owner or owners of this Warrant must be given by first class mail, postage prepaid, addressed to the registered owner or owners of this Warrant at the address or addresses of the owner or owners appearing in the records of the Corporation. No notice or notices to the owner or owners of this Warrant are required except as specified in this Warrant.

          (j) Limitation on Owner's Rights. This Warrant does not entitle the record owner of this Warrant to any voting rights, to any other rights of a stockholder of the Corporation, or to any other rights whatsoever, except for the rights that are expressed as rights and set forth in this Warrant. No dividends are or shall be payable, or shall accrue, on or with respect to this Warrant or any interest represented by this Warrant or on the shares purchasable upon exercise hereof until or unless, and except to the extent that, this Warrant is exercised.

          (k) Conditions upon Exercise of Warrant. This Warrant may not be exercised in whole or in part unless and until both of the following conditions are satisfied:

             (1) The owner of this Warrant is an employee of or is contractually associated as an independent sales agent with World Marketing Alliance, Inc. or an affiliated corporation on the date of exercise, and

             (2) New business production levels established by the Board of Directors of the Corporation have been attained for each year of the exercise period of this Warrant, based upon the actual new business production for the year immediately preceding a given exercise year.

             The Board of Directors shall, as soon as practicable after the beginning of each calendar year, publish and distribute to each registered owner of a Warrant the amount of the new production level targeted for such calendar year and the actual new business achieved compared to the level targeted by the Company during the immediately preceding calendar year. Failure of the Corporation to achieve such new business production level in any year shall result in the forfeiture of the portion of the Warrant that would have been exercisable had the required level been achieved.

          (l) Effect of Stock Changes. If, at any time or from time to time the Corporation, by stock dividend, stock split, subdivision, reverse split, consolidation, reclassification of shares, or otherwise, changes as a whole its outstanding Common Stock into a different number or class of shares, then, immediately upon the occurrence of the change,

             (1) the class of shares into which the Common Stock has been changed shall replace the Common Stock for the purposes of this Warrant and the terms and conditions hereof, so that the registered owner or owners of this Warrant shall be entitled to receive, and shall receive upon exercise of this Warrant, shares of the class of stock into which the Common Stock had been changed;

             (2) the number of shares purchasable upon exercise of this Warrant shall be proportionately adjusted (for example, if the outstanding Common Stock of the Corporation is converted into X stock at the rate of one (1) share of Common Stock into three (3) shares of X stock, and prior to the change the registered owner or owners of this Warrant were entitled, upon exercise of this Warrant, to purchase one hundred shares of Common Stock, then the registered owner or owners shall, after the change, be entitled to purchase three hundred shares of X stock for the total same exercise price that the owner or owners had to pay prior to the change to purchase the one hundred shares of Common Stock); and

             (3) the purchase price per share shall be proportionately adjusted. (In the above example, the purchase price per share would be reduced by one-third).

             Irrespective of any adjustment or change in the number or class of shares purchasable under this or any other Warrant of like tenor, or in the purchase price per share, this Warrant, as well as any other warrant of like tenor, may continue to express the purchase price per share and the number and class of shares purchasable upon exercise of this Warrant as the purchase price per share and the number and class of shares purchasable were expressed in this Warrant when it was initially issued.

          (m) Effect of Merger. If at any time while this Warrant is outstanding another corporation merges into the Corporation, the registered owner or owners of this Warrant shall be entitled, immediately after the merger becomes effective and upon exercise of this Warrant, to obtain the same number of shares of Common Stock of the Corporation (or shares into which the Common Stock has been changed as provided in the paragraph of this Warrant covering changes) that the owner or owners were entitled upon the exercise hereof to obtain immediately before the merger became effective at the same exercise price. The Corporation shall take any and all steps necessary in connection with the merger to assure that sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant, are available so that these convertible securities, options and warrants, including this Warrant, may be exercised.

          (n) Effect of Consolidation or Sale. Notwithstanding any provision of this Warrant concerning the call ability of this Warrant, if the Corporation consolidates with or merges into another corporation or other entity in a transaction in which the Corporation is not the surviving corporation, or receives an offer to purchase or lease all or substantially all of the assets of the Corporation or an offer to purchase thirty percent (30%) or more of the issued and outstanding Common Stock of the Corporation, or if all or substantially all of the assets of Company are sold or leased or thirty percent (30%) or more of the issued and outstanding Common Stock of the Corporation is purchased by any person or group of persons acting in concert, then this Warrant shall be called by the Corporation. The right to exercise this Warrant shall terminate when it is called. The call price shall be determined by the board of directors of the Corporation, but shall not be less than the greater of the median value of the shares of Common Stock purchasable upon exercise of this Warrant in the market in which the shares are principally traded at the time the event triggering the call occurs, or the value of the securities or the other consideration that shall be received in the transaction by the owner of a number of outstanding shares of Common Stock equal to the number of shares purchasable upon exercise of this Warrant. This call price shall be payable to the registered owner or owners of this Warrant upon its surrender for cancellation at the offices of the Corporation, together with the transfer or assignment form which forms a part hereof, duly completed and executed in blank.

          (o) Dissolution. In the event that a voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a merger where the Corporation is the surviving corporation as covered in this Warrant, or a merger or consolidation with or into another corporation, a sale or lease of all or substantially all of the assets of the Corporation, or a sale of a specified portion or percentage of its stock as covered in this Warrant) is at any time proposed during the term of this Warrant, the Corporation shall give written notice to the registered owner or owners of this Warrant at least thirty (30) days prior to the record date of the proposed transaction. The notice must contain:
     (1) the date on which the transaction is to take place; (2) the record date (which must be at least thirty (30) days after the giving of the notice) as of which holders of the Common Stock entitled to receive distributions as a result of the transaction shall be determined; (3) a brief description of the transaction; (4) a brief description of the distributions, if any, to be made to holders of the Common Stock as a result of the transaction; (5) and an estimate of the fair market value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights existing under this Warrant shall terminate.

          (p) Notice of Adjustment. On the happening of an event requiring an alteration or adjustment of the shares purchasable upon exercise of this Warrant, or an alteration or adjustment of their number or designation, including any adjustment provided in paragraph (b) hereof, the Corporation shall give written notice to the registered owner or owners of this Warrant stating the adjusted number, designation and kind of securities or other property obtainable upon exercise of this Warrant as a result of and following the event. The notice shall set forth in reasonable detail the method of calculation determining the securities or property obtainable after the event, and the facts upon which the calculation is based. The Corporation's Board of Directors, acting in good faith, shall determine the calculation.

     IN WITNESS WHEREOF, the Corporation has signed this Warrant by its duly
authorized officers this        day of           , 1999.

                                          THE WMA CORPORATION

                                          By:
                                          --------------------------------------
                                                           Title

                                 EXERCISE FORM

                                  EXHIBIT "A"

     (This form or a copy thereof must be completed and executed by the holder of the warrant to which this exhibit is attached upon each exercise of the warrant and to purchase the stock purchasable upon exercise of the warrant.)

                              The WMA Corporation
                           11315 Johns Creek Parkway
                             Duluth, Georgia 30097

     The undersigned hereby: (1) irrevocably subscribes for and offers to
purchase      shares of Common Stock of THE WMA CORPORATION, pursuant to the
warrant to which this exhibit is attached; (2) encloses payment of $     for
these shares at a price of $     per share; and (3) requests that a certificate
for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below. The undersigned hereby represents and warrants that all conditions to the exercise of this warrant have been satisfied.

Date:                                           --------------------------------------------------------
--------------------------------------------    (Please sign exactly as your name appears on the
                                                warrant)

                                                --------------------------------------------------------
                                                --------------------------------------------------------
                                                (Address of warrant holder)

                                                Warrant holder's social security number -------------

                                                Signature Guaranteed:
                                                --------------------------------------------------------
                                                The guarantee must be guaranteed by an eligible
                                                guarantor institution (bank, security dealer, credit
                                                union, etc.) who is a member of the Medallion Signature
                                                Program recognized by the Stock Transfer Association.
                                                Acknowledgments by a Notary Public are not acceptable.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              THE WMA CORPORATION

                                August 16, 1999

A [X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

PROPOSAL 1:
 To elect the persons indicate at right to the Board of Directors:

   FOR all nominees                WITHHOLD            Nominees:
listed at right (except           AUTHORITY              S. Hubert Humphrey, Jr.
  as indicated to the      to vote for all nominees      Thomas W. Montgomery
    contrary below)            listed at right           C. Simon Scupham
       [ ]                           [ ]                 Edward F. McKernan
                                                         Joseph F. Barone

INSTRUCTION: To withhold authority for any individual nominee mark "FOR" above, but write that nominee's name in the space below.

-------------------------------------------------------------------------------


                                                     FOR    AGAINST    ABSTAIN

PROPOSAL 2: To ratify and approve the Company's     [  ]     [  ]       [  ]
  1999 Stock Option Plan and the grant of
  Options.

PROPOSAL 3: To ratify and approve the Company's     [  ]     [  ]       [  ]
  authorization to issue Warrants and the issuance
  of Warrants.

PROPOSAL 4: To ratify the appointment of KPMG       [  ]     [  ]       [  ]
  LLP as the Company's independent certified
  public accountants for the fiscal year ending
  December 31, 1999.

          DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
           MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
             MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO
          DIRECTION TO THE CONTRARY IS INDICATED. IT WILL BE VOTED FOR
                                 THE PROPOSALS.
     Please mark, date and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary.
                    PLEASE RETURN PROXY AS SOON AS POSSIBLE

             Number of Shares Owned:
                                    ---------------------------

Signature(s) of Stockholder(s)                         Name(s) of Stockholder(s)                        Dated                , 1999
                              -----------------------                           ----------------------         --------------
                                                                                                       (Be sure to date your proxy)

Note: If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name of holders appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.